UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2011
Healthcare Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona	85254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 480-998-3478
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Commencing on August 2, 2011, we began distributing a letter to the stockholders of Healthcare Trust of America, Inc., and a supplemental information package of our financial results for the three months ended March 31, 2011. The full text of the letter and the supplemental information package are attached as Exhibit 99.1 and 99.2, respectively, to this report and are incorporated into this Item 7.01. The stockholder letter and the supplemental information package are available on HTA’s website, free of charge, at www.htareit.com.
On August 2, 2011, we issued a press release announcing our release of supplemental information for the first quarter ended March 31, 2011. The full text of the press release is attached as Exhibit 99.3 to this report and is incorporated into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, 99.2, and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits
Exhibits

99.1	Healthcare Trust of America, Inc. Letter to Stockholders, dated August 2, 2011
99.2	Supplemental Information for the three months ended March 31, 2011
99.3	Press Release dated August 2, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
August 2, 2011	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer & President

Exhibit Index

Exhibit No.	Description

99.1	Healthcare Trust of America, Inc. Letter to Stockholders, dated August 2, 2011

99.2	Supplemental Information for the three months ended March 31, 2011

99.3	Press Release dated August 2, 2011